QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Uranium Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

URANIUM RESOURCES, INC.
405 STATE HIGHWAY 121 BYPASS
BUILDING A, SUITE 110
LEWISVILLE, TEXAS 75067
www.uraniumresources.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD June 4, 2008

To the Stockholders of URANIUM RESOURCES, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Uranium Resources, Inc., a Delaware corporation (the "Company"), will be held at the Grand Hyatt, Park Avenue at Grand Central, New York, New York 10017 on June 4, 2008, at 9:00 a.m., local time, for the following purposes:

        1.     To elect six (6) directors of the Company to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified;

        2.     To consider and vote upon a proposal to ratify the selection of Hein & Associates, LLP, independent accountants, as independent auditors for the Company for the fiscal year ending December 31, 2008; and

        3.     To transact such other business as may properly come before the Meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 24, 2008, are entitled to notice of and to vote at the Meeting or any adjournment thereof.

        STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON, SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.

By Order of the Board of Directors
/s/ THOMAS H. EHRLICH Thomas H. Ehrlich, Secretary

Lewisville, Texas
April 29, 2008

URANIUM RESOURCES, INC.
405 STATE HIGHWAY 121 BYPASS
BUILDING A, SUITE 110
LEWISVILLE, TEXAS 75067
www.uraniumresources.com

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD June 4, 2008

        This Proxy Statement is furnished to stockholders of Uranium Resources, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Grand Hyatt, Park Avenue at Grand Central, New York, New York 10017 on June 4, 2008, at 9:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed Proxy will first be sent to stockholders is April 29, 2008.

ACTION TO BE TAKEN AT THE MEETING

        Shares represented by a properly executed proxy, unless the stockholder otherwise instructs in the Proxy, will be voted (a) for the election of the six individuals named under the caption Election of Directors as directors of the Company; (b) for the ratification of the selection of Hein & Associates, LLP, independent accountants, as independent auditors of the Company for the fiscal year ending December 31, 2008; and (c) at the discretion of the proxy holders on any other matter or business that may be properly presented at the Meeting or any adjournment thereof. Where a stockholder properly executes a proxy and gives instructions on how his shares are to be voted, the shares will be voted in accordance with those instructions.

        A proxy may be revoked at any time by a stockholder before it is exercised by giving written notice to the Secretary of the Company, or by signing and delivering a proxy which is dated later, or, if the stockholder attends the Meeting in person, by either notice of revocation to the inspectors of election at the Meeting or by voting at the Meeting.

        The only matters that management intends to present at the Meeting are the two matters referenced in subparagraphs (a) and (b) above. If any other matter or business is properly presented at the Meeting, the proxy holders will vote upon it in accordance with their best judgment.

OUTSTANDING VOTING SECURITIES
REQUISITE VOTE

        The record date for the Meeting is April 24, 2008. Only stockholders of record at the close of business on that date will be entitled to vote at the Meeting. At the close of business on that date, there were issued and outstanding 52,305,129 shares of the Company's Common Stock entitled to one vote per share. In the election of directors, cumulative voting is not allowed. One third of the outstanding Common Stock, present in person or by Proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting.

        Under Delaware law and the Company's Bylaws, if a quorum is present at the Meeting: (i) to be elected a director, each nominee must receive a plurality of the votes of the shares present in person or by Proxy at the Meeting and entitled to vote on the matter and (ii) the affirmative vote of the majority of shares present in person or by Proxy at the Meeting and entitled to vote on the matter is required to ratify the selection of Hein & Associates, LLP, as independent auditors of the Company for the fiscal year ending December 31, 2008, and approve any other matter submitted to a vote of stockholders at the Meeting.

        In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting on any matter presented at the Meeting will have the practical effect of voting against any such matter since it is one less vote for approval. Broker non-votes on any matter will not be considered "shares present" for voting purposes. "Broker non-votes" include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters. The proposals to be voted upon at the annual meeting include only routine matters, the election of directors and the ratification of independent auditors.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following tables set forth, as of April 15, 2008, information regarding persons known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock. Shown separately in the second table below is information regarding the beneficial ownership of our Common Stock by (i) each director, (ii) each of the named executive officers, and (iii) all directors and named executive officers as a group, each as of April 15, 2008.

Principal Stockholders

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Gilder, Gagnon, Howe & Co. LLC 1775 Broadway, 26th Floor New York, NY 10019	8,016,890	(2)	15.3%
Zesiger Capital Group, LLC 320 Park Avenue, 30th Floor New York, NY 10022	6,919,045	(3)	13.2%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	4,271,900		8.2%
Dreman Value Management LLC Harbourside Financial Center Plaza 10, Suite 800 Jersey, City, NJ 07311	3,540,040		6.8%

(1)
Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.

(2)
Includes 8,016,890 shares as to which Gilder, Gagnon, Howe & Co. LLC holds shared dispositive power and 115,004 shares as to which they hold sole voting power for shares that are owned by their investment advisory clients.

(3)
Includes 6,919,045 shares as to which Zesiger Capital Group, LLC ("ZCG") holds sole dispositive power and 4,269,000 shares as to which they hold sole voting power for shares that are owned by their investment advisory clients. ZCG disclaims beneficial ownership of all of these shares.

Directors and Named Executive Officers

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Paul K. Willmott	1,435,760	(3)	2.6%
David N. Clark	618,333	(4)	1.2%
George R. Ireland	1,938,239	(5)	3.6%
Leland O. Erdahl	268,955	(6)	0.5%
Terence J. Cryan	113,500	(7)	0.2%
Marvin K. Kaiser	—		—%
Richard A. Van Horn	584,333	(8)	1.0%
Thomas H. Ehrlich	574,031	(9)	1.0%
Mark S. Pelizza	475,980	(10)	0.9%
All named executive officers and directors as a group	6,009,131		11.0%

(1)
Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.

(2)
The shares owned by each person, and the shares included in the total number of shares outstanding, have been adjusted, and the percentages owned have been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Shares subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)
Includes 1,296,303 shares that may be obtained by Mr. Willmott through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days.

(4)
Includes 558,333 shares that may be obtained by Mr. Clark through the exercise of stock options that are currently exercisable or will become exercisable within 60 days. Does not include 291,667 shares that may be obtained by Mr. Clark through the exercise of stock options exercisable more than 60 days from the date of this table.

(5)
Includes 247,250 shares that may be obtained by Mr. Ireland through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 68,750 shares that may be obtained by Mr. Ireland through the exercise of stock options exercisable more than 60 days from the date hereof. Includes 1,218,466 and 314,866 shares owned by Geologic Resource Fund Ltd. and Geologic Resource Fund LP, respectively. Mr. Ireland is the managing partner, holds sole dispositive power, and has an economic interest in each of these funds.

(6)
Includes 62,813 shares that may be obtained by Mr. Erdahl through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 68,750 shares that may be obtained by Mr. Erdahl through the exercise of stock options exercisable more than 60 days from the date of this table.

(7)
Includes 112,500 shares that may be obtained by Mr. Cryan through the exercise of stock options that are currently exercisable or will become exercisable within 60 days. Does not include 87,500 shares that may be obtained by Mr. Cryan through the exercise of stock options exercisable more than 60 days from the date of this table.

(8)
Includes 571,000 shares that may be obtained by Mr. Van Horn through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days.

(9)
Includes 515,950 shares that may be obtained by Mr. Ehrlich through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days.

(10)
Includes 408,100 shares that may be obtained by Mr. Pelizza through the exercise of stock options that are currently exercisable or will become exercisable within 60 days.

ELECTION OF DIRECTORS
(Proposal 1 on Proxy Card)

        Under the Company's Bylaws and pursuant to a resolution of the Board of Directors, the Board of Directors has fixed the size of the Board at six. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The Company's Board of Directors is not divided into classes; therefore, all six directors are to be elected at the Meeting.

        Unless authority is withheld, it is intended that the shares represented by a properly executed Proxy will be voted for the election of all of the nominees (Paul K. Willmott, Leland O. Erdahl, George R. Ireland, David N. Clark, Terence J. Cryan and Marvin K. Kaiser) as directors. The nominees are currently all the members of the Company's Board of Directors. If these nominees are unable to serve for any reason, such Proxy will be voted for such persons as shall be designated by the Board of Directors to replace such nominees. The Board of Directors has no reason to expect that these nominees will be unable to serve.

        The following table sets forth certain information concerning the individuals nominated for election as directors of the Company:

Name	Age	Positions and Offices with the Company
Paul K. Willmott	68	Executive Chairman and Director
David N. Clark	53	President, Chief Executive Officer and Director
Leland O. Erdahl	79	Director
George R. Ireland	51	Director
Terence J. Cryan	45	Director
Marvin K. Kaiser	66	Director

        Paul K. Willmott has served as a director since August 1994, and on August 6, 2007, Mr. Willmott became Executive Chairman of the Board. Mr. Willmott previously served as President from February 1995 to October 2006, and from July 1995 to August 2007 as Chairman of the Board and Chief Executive Officer. Mr. Willmott served as our Chief Financial Officer from April 12, 1995 to September 25, 1995. Mr. Willmott retired from Union Carbide Corporation, or Union Carbide, where he was involved for 25 years in the finance and operation of Union Carbide's world-wide mining and metals business. Mr. Willmott was President of UMETCO Minerals Corporation, a wholly owned subsidiary of Union Carbide, from 1987 to 1991, where he was responsible for Union Carbide's uranium and vanadium businesses. From January 1993 until February 1995, Mr. Willmott was engaged by the Concord Mining Unit as a senior vice president where he was primarily involved in the acquisition of UMETCO Minerals Corporation's uranium and vanadium operating assets. Mr. Willmott graduated from Michigan Technological University with a Bachelor of Science degree in Mining in 1964 and a Bachelor of Science Degree in Engineering Administration in 1967. He has been an active member of the American Institute of Mining Engineers, the Canadian Institute of Mining Engineers and a number of state professional organizations.

        David N. Clark has served as a director since June 2006 and as President and Chief Operating Officer from October 2006 to August 6, 2007. On August 6, 2007, Mr. Clark became President and Chief Executive Officer. Prior to April 2007, Mr. Clark was the principal owner of Ux Consulting Company LLC, or UxC. UxC publishes the Ux Weekly and the UxC Market Outlook Reports, which cover the complete nuclear fuel cycle including uranium, conversion and enrichment. Mr. Clark co-founded UxC in March 1994 as an affiliate of The Uranium Exchange Company, or Ux, a uranium brokerage and consulting company he founded in 1987. Mr. Clark has also held marketing positions with other entities in the nuclear fuel business. He began his career as a Field Geologist and Market Analyst for the uranium division of the Cleveland-Cliffs Iron Company. Mr. Clark holds a Bachelor of Science degree in Geology (1978) from the University of Akron.

        Leland O. Erdahl has served as a director since July 11, 1994. Mr. Erdahl served with the U.S. Atomic Energy Commission (AEC) from 1957 to 1967 at the AEC's domestic uranium procurement division at Grand Junction, Colorado in several positions including Director of the Finance and Budget Division and at AEC headquarters in Germantown, Maryland, as Chief of the Audit Planning and Program Branch. Mr. Erdahl served as Manager of Finance and Administration for the uranium mining and milling division of United Nuclear Corporation in Santa Fe, New Mexico from 1967 to 1970. In 1970, Mr. Erdahl moved to Albuquerque, New Mexico, and joined Ranchers Exploration and Development Corporation, a public company involved in mining uranium and precious metals, where he served in several capacities including President and Chief Executive Officer until 1984 when the company was acquired by Hecla Mining Company. From 1986 to 1991, Mr. Erdahl served as President and Chief Executive Officer for Stolar, Inc., a high-tech company involved in the radio wave imaging of geologic media and underground wireless radio transmission for voice and data. He was president and CEO of Albuquerque Uranium Corporation from 1987 to 1991 and served as Vice President of Amax Gold in 1997 and 1998. From January 2001 to September 14, 2001, Mr. Erdahl served as President of Nord Pacific Limited, a mining company with gold and copper interests in Australia and Papau, New Guinea. Mr. Erdahl previously served as a trustee for a mutual fund, and has served on the boards of several public mining companies from 1984 to the present . He is a Certified Public Accountant and a graduate of the College of Santa Fe.

        George R. Ireland has served as a director since 1995. Since June 2000, Mr. Ireland has served as President and Chief Investment Officer of Geologic Resource Partners LLC, an investment management company which manages the Geologic Resource Fund Ltd., a Grand Cayman investment company, and Geologic Resource Fund L.P., a Delaware Limited Partnership. Prior to such time, Mr. Ireland was an analyst at Knott Partners L.P., a Delaware limited partnership, where he worked since May 1993. Mr. Ireland is a Fellow of and serves as Chairman of the Investment Committee of the Society of Economic Geologists. He received a Bachelor of Science degree in Resource Economics and Geology from the University of Michigan in 1980.

        Terence J. Cryan has served as director since October 2006. Mr. Cryan has over twenty years of experience in international business as an investment banker in the US and Europe. In 2001, Mr. Cryan co-founded and serves as the Managing Director of Concert Energy Partners, an investment banking and private equity firm based in New York City. Prior to that, Mr. Cryan was a Senior Managing Director in the Investment Banking Division at Bear Stearns. Earlier in his career, Mr. Cryan was a Managing Director, Group Head and member of the Investment Banking Operating Committee at

Paine Webber. Mr. Cryan joined Paine Webber following its acquisition of Kidder, Peabody in 1994. Mr. Cryan is an adjunct professor at the Metropolitan College of New York Graduate School of Business, has served as director of a number of international companies and is a frequent lecturer at finance and energy industry gatherings. Mr. Cryan holds a Master of Science degree in Economics from the London School of Economics and a B.A. from Tufts University.

        Marvin K. Kaiser has served as a director since July 12, 2007. He is Chairman of the Audit Committee. Mr. Kaiser retired from The Doe Run Company, a privately held natural resources company and the largest integrated lead producer in the Western Hemisphere, where he served as Executive Vice President and Chief Administrative Officer. Prior to his thirteen years with Doe Run, Mr. Kaiser held the positions of Chief Financial Officer for Amax Gold, Olympic Mining Corporation and Ranchers Exploration at various times over a 24-year period. He is a Certified Public Accountant and is experienced in all aspects of corporate finance and management.

Arrangements Regarding Election of Directors

        There are no arrangements regarding the election of directors.

Other Executive Officers

        The executive officers serve at the discretion of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the Annual Meeting of the Stockholders. The officers hold office until their successors are appointed by the Board of Directors. All officers are employed on a full-time basis. There is no family relationship between any director and executive officer.

        The following table sets forth certain information concerning executive officers that are not also directors:

Name	Age	Positions and Offices
Richard A. Van Horn	60	Senior Vice President—Operations and Chief Operating Officer
Thomas H. Ehrlich	48	Vice President, Chief Financial Officer, Secretary and Treasurer
Mark S. Pelizza	54	Senior Vice President—Health, Safety and Environmental Affairs
Craig S. Bartels	58	Senior Vice President—Technology and New Project Development and President, Hydro Resources, Inc.
William M. McKnight, Jr.	70	Vice President—Exploration

        The following sets forth certain information concerning the business experience of the foregoing executive officers during the past five years.

        Richard A. Van Horn joined us in March 1997 and assumed the position of Senior Vice President of Operations on April 1, 1997. On August 6, 2007, Mr. Van Horn became our Chief Operating Officer. Previously, he spent three years with Energy Fuels Nuclear, Inc. as General Manager—Colorado Plateau Operations with responsibility for the daily management of and planning for Energy Fuels Nuclear, Inc. mining activities on the Colorado Plateau. Before his work at Energy Fuels Nuclear, Inc., Mr. Van Horn spent eighteen years with Union Carbide Corporation where he was involved with the finance and operation of that company's worldwide mining and metals business. From 1990 to 1994, Mr. Van Horn was Director of Operations of UMETCO Minerals Corporation, a wholly owned subsidiary of Union Carbide Corporation, responsible for all operating aspects of UMETCO's uranium and vanadium business on the Colorado Plateau prior to its sale to Energy Fuels Nuclear, Inc. Mr. Van Horn graduated from the Colorado School of Mines with a Engineer of Mines degree in mining in 1973.

        Thomas H. Ehrlich, a Certified Public Accountant, rejoined us in September 1995 as Vice President and Chief Financial Officer and was appointed Secretary and Treasurer in December 1995. Immediately before that, Mr. Ehrlich spent nine months as a Division Controller with Affiliated Computer Services, Inc., an information technology services provider in Dallas, Texas. Mr. Ehrlich originally joined us in November 1987 as Controller—Public Reporting and was promoted to Controller and Chief Accounting Officer in February 1990. In February 1993, Mr. Ehrlich assumed the additional duties of Vice President and Secretary. Before joining us, he spent four years with Deloitte Haskins & Sells and worked primarily with clients that were publicly held companies. Prior to his work at Deloitte Haskins & Sells, he spent three years in various accounting duties at Enserch Exploration, Inc., an oil and gas company in Dallas, Texas. Mr. Ehrlich received his B.S. B.A. degree in Accounting from Bryant College in 1981.

        Mark S. Pelizza has served as our Environmental Manager since 1980, and as such, he has been responsible for all environmental regulatory activities. In February 1996, he was appointed Vice President—Health, Safety and Environmental Affairs. From November 1999 through December 2004, he was appointed President of Hydro Resources, Inc., a wholly owned subsidiary in November 1999. Before joining us, he was employed for two years by Union Carbide as an Environmental Planning Engineer at Union Carbide's Palangana solution mining plant in South Texas. Mr. Pelizza received a M.S. degree in Engineering Geology from Colorado School of Mines in 1978 and a B.S. degree in Geology from Fort Lewis College in 1974.

        Craig S. Bartels, a Licensed Professional Engineer and a Licensed Professional Geoscientist, rejoined the Company as Senior Vice President—Technology and New Project Development, and President of Hydro Resources, Inc., a wholly owned subsidiary of the Company in December 2004. He was previously an officer of HRI from July 1996 until September 1999, when he started a consulting company specializing in ISR technology, hydrology and geochemistry. Among his projects as a consultant, he helped with design and startup of the Beverley ISR project in Australia, evaluated an Arizona copper ISR project for a Canadian firm, and began an upgrade of his commercial groundwater model. From January 1995 to July 1996, he was Manager of Wellfield Operations for Crow Butte Resources, Inc., a uranium ISR mining company. Mr. Bartels originally joined the Company in early 1981 and held varied positions with the Company as Reservoir Engineer, Plant Manager and Manager of Wellfield Operations through October 1994. Earlier, he was with Union Carbide, eventually becoming Technical and Plant Superintendent for their Palangana solution mining plant in South Texas. Mr. Bartels also spent six years with Natural Gas Pipeline Company of America, a major gas transmission company, as drilling and reservoir engineer for their gas storage operations. Mr. Bartels received a B.S. Degree in Petroleum Engineering from Montana School of Mines in 1972.

        William M. McKnight, Jr., rejoined the Company in September 2005 as Vice President—Exploration. Mr. McKnight is responsible for exploration and land acquisition activities of the Company. Mr. McKnight was one of the founders of the Company and served as Sr. Vice President—Operations and Chief Operating Officer from 1978 to 1997. He also served as a director of the Company until 1994. Before rejoining the Company he served as an independent consultant for several companies, evaluating uranium mineralization potential for projects located both domestically and in foreign countries. Mr. McKnight also served as President of ACHEMCO, Inc. from 1999 to 2004, a privately held company, specializing in the treatment of municipal waste.

Amended Code of Ethics for Senior Financial Officers

        In December 2006, we adopted an Amended Code of Ethics for Senior Financial Officers including the Company's chief executive officer, chief financial officer, controller, treasurer, and chief internal auditor, if any ("Amended Code of Ethics"). A copy of the Amended Code of Ethics can be found on the Company's Web site or a copy will be furnished without charge upon request to our Vice President and Chief Financial Officer at the Company's principal executive offices.

Board and Committees of the Board; Meetings

        The Board of Directors held thirteen formal meetings through both direct meetings and telephonic meetings during the year ended December 31, 2007. Mr. Erdahl, Mr. Clark and Mr. Cryan attended each meeting. Mr. Willmott attended twelve of thirteen meetings. Mr. Ireland attended nine of thirteen meetings and Mr. Kaiser attended all five of the meetings held while he was a Board member. The Company's officers have made a practice of keeping directors informed of corporate activities by personal meetings and telephone discussions.

        Mr. Erdahl, Mr. Ireland, Mr. Cryan and Mr. Kaiser are independent directors under the requirements of the NASDAQ Global Market as determined by our Board of Directors.

        The Company has four standing committees of the Board of Directors—Audit Committee, Compensation Committee, Nominating Committee and Strategic Planning Committee. Mr. Kaiser, Mr. Ireland and Mr. Cryan are currently members of the Audit, Compensation, Nominating and Strategic Planning Committees. Mr. Erdahl is a member of the Compensation Committee, Nominating Committee and Strategic Planning Committee. Mr. Clark is a member of the Strategic Planning Committee.

        During 2007, the Audit Committee held five formal meetings, the Compensation Committee held three formal meetings, the Nominating Committee held one formal meeting and the Strategic Planning Committee held three formal meetings. The Audit Committee met in March 2008 with the Company's auditors to review the 2007 fiscal year audit.

        The Company's Board of Directors has reviewed the qualifications of those serving on our audit committee and has determined that we have at least one audit committee financial expert serving on our audit committee. Mr. Kaiser has been designated as our audit committee financial expert. Mr. Kaiser serves as chairman of the audit committee and is independent of the management of the Company. Mr. Kaiser is a Certified Public Accountant and has served on audit committees of other public companies as a member. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which can be found on the Company's Web site www.uraniumresources.com.

        The Company has a standing Nominating Committee and the activities of the Nominating Committee are governed by its charter, a copy of which can be found on the Company's Web site. Each member of the Nominating Committee is an independent director under the requirements of the NASDAQ National Market as determined by our Board of Directors. Mr. Ireland is Chairman of the Nominating Committee.

        When considering potential candidates for election to the Company's Board of Directors, the Nominating Committee evaluates various criteria, including, but not limited to, each candidate's business and professional skills, experience serving as management or on the board of directors of companies similar to the Company, financial literacy, personal integrity and judgment. One or more directors must have requisite financial expertise to qualify as an "audit committee financial expert" as defined by Item 407 of Regulation S-K promulgated under the Securities Act of 1934.

        The Nominating Committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board from time to time. In the case of any candidate for a vacant

Board seat, the Nominating Committee will consider whether such candidate meets the applicable independence standards and the level of the candidate's financial expertise. Any new candidates will be interviewed by the Nominating Committee, and the full Board will approve the final nomination.

        The Nominating Committee does not have a policy with regard to the consideration of any director candidates recommended by stockholders. At this time such a policy is unnecessary given that the size of the Board is small and that each person who has been nominated to serve on the Company's Board of Directors is a current director standing for re-election.

        The Company has a standing Compensation Committee and the activities of the Compensation Committee are governed by its charter, a copy of which can be found on the Company's Web site. Each member of the Compensation Committee is an independent director under the requirements of the NASDAQ Global Market as determined by our Board of Directors. Mr. Cryan is Chairman of the Compensation Committee. The Compensation Committee discharges the Board of Director's responsibilities relating to compensation of the Company's directors and executives and is responsible for producing the annual report on executive compensation for inclusion in this Proxy Statement. The Compensation Committee also administers the Company's stock option plans for employees and directors. The primary objective of the Compensation Committee is to develop and implement compensation policies and plans that are appropriate for the Company in light of all relevant circumstances and which provide employee retention and performance incentives that further the Company's long-term strategic plan and are consistent with the overall goal of enhancing enduring stockholder value.

        Additional duties of the Compensation Committee include reviewing and approving the corporate goals and objectives that may be relevant to the compensation of the Company's chief executive officer and chief operating officer and evaluating such officers' performance in light of the Company's goals. The Compensation Committee also reviews and approves the recommendations of the chief executive officer and chief operating officer with regard to all the other officers of the Company.

        The Compensation Committee shall meet at least two times each year and more frequently as the Compensation Committee in its discretion deems desirable. The Compensation Committee is governed by the same rules regarding meetings, action without meetings, notice, waiver of notice and quorum and voting requirements as are applicable to the Board of Directors. Subject to the authority of the Board of Directors, the Compensation Committee will have the authority, and shall have the funding from the Company, to retain such outside consultants as it determines appropriate to carry out its duties. In addition, the Compensation Committee shall evaluate its performance on an annual basis and provide any written material with respect to such evaluation to the Board of Directors, including any recommendations for changes in procedures or policies governing the Committee.

        The Strategic Planning Committee does not have a charter. Its function is to recommend the strategic direction of the Company. Mr. Clark is chairman of the Strategic Planning Committee.

Report of the Audit Committee

        The Audit Committee was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and operates under a written charter adopted and approved by the Board. The Audit Committee approves and recommends to the Board the election, retention or termination of the independent registered public accounting firm ("auditors"); approves services to be rendered by the auditors and the related compensation; monitors the auditors' performance; reviews the results of the Company's audit; determines whether to recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report; reviews the Company's systems of internal control and responds to other matters outlined in the Audit Committee Charter and reports to the Board thereon. Each Audit Committee member is

"independent" as defined under applicable listing standards and none is an "interested persons" as defined in the 1940 Act.

        The committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the public reporting process. Hein & Associates LLP, our company's independent auditor for 2007, is responsible for expressing opinions on the conformity of the company's audited financial statements with generally accepted accounting principles and on management's assessment of the effectiveness of the company's internal control over financial reporting. In addition, Hein & Associates LLP will express its own opinion on the effectiveness of the company's internal control over financial reporting.

        In this context, the committee reviewed and discussed with management and Hein & Associates LLP the audited financial statements for the year ended December 31, 2007, management's assessment of the effectiveness of the company's internal control over financial reporting and Hein & Associates LLP's evaluation of the company's internal control over financial reporting. The committee has discussed with Hein & Associates LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as may be modified or supplemented. Hein & Associates LLP has provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and the committee discussed with Hein & Associates LLP that firm's independence. The committee also concluded that Hein & Associates LLP's provision of audit and non-audit services to the Company and its affiliates is compatible with Hein & Associates LLP's independence.

        Based on the considerations referred to above, the committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2007 be included in our Annual Report on Form 10-K/A for 2007 and selected Hein & Associates LLP as the independent auditor for the Company for 2008. This report is provided by the following independent directors, who constitute the committee:

  Marvin K. Kaiser (Chairman)
  George R. Ireland
  Terence J. Cryan

Process for Stockholders to send Communications to the Board

        The Board has not adopted any policy regarding the communication by stockholders with the Board. Any stockholder desiring to communicate with one or more Board Members should contact Thomas H. Ehrlich, Vice President, Chief Financial Officer, Secretary and Treasurer of the Company at 972-219-3330 and he will arrange the communication.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) filings.

        Directors and officers of the Company have filed all required Form 4's and Form 5's.

COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation Committee of the Board of Directors oversees the Company's compensation programs, which are designed specifically for the Company's most senior executives officers, including the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and the other executive officers named in the Summary Compensation Table (collectively, the "named executive officers"). Additionally, the Compensation Committee is charged with the review and approval of all annual compensation decisions relating to named executive officers.

        The Compensation Committee is composed entirely of independent, non-management members of the Board of Directors. No Compensation Committee member participates in any of the Company's employee compensation programs. Each year the Company reviews any and all relationships that each director has with the Company and the Board of Directors subsequently reviews these findings. The Board of Directors has determined that none of the Compensation Committee members have any material business relationships with the Company.

        The responsibilities of the Compensation Committee, as stated in its charter, include the following:

  •
  review and assess the adequacy of the Compensation Committee charter annually and submit any proposed changes to the Board of Directors for approval;

  •
  produce an annual report on executive compensation for inclusion in the Company's proxy statement relating to its annual meeting of stockholders;

  •
  review and make such recommendations to the Board of Directors as the Compensation Committee deems advisable with regard to all incentive-based compensation plans and equity-based plans;

  •
  review and approve the corporate goals and objectives that may be relevant to the compensation of the Company's chief executive officer and chief operating officer;

  •
  evaluate the chief executive officer's and chief operating officer's performance in light of the goals and objectives that were set and determine and approve the chief executive officer's and chief operating officer's compensation based on such evaluation; and

  •
  review and approve the recommendations of the chief executive officer and/or chief operating officer with regard to the compensation of all officers of the Company other than the chief executive officer and chief operating officer.

  Objectives of Compensation Program

        The primary objectives of our compensation program are to (i) design competitive total compensation and rewards programs to enhance the Company's ability to attract and retain knowledgeable and experienced senior executives, (ii) drive and reward performance which supports the Company's core values, (iii) provide a percentage of total compensation that is "at-risk", or variable, based on predetermined performance criteria, (iv) require significant stock holdings to align the interests of named executive officers with those of stockholders, and (v) set compensation and incentive levels that reflect competitive market practices.

  What Our Compensation Program is Designed to Reward

        The Company's compensation program is designed to reward exceptional organizational and individual performance.

  Elements of Company's Compensation Plan and Why We Chose Each (How It Relates to Objectives)

        In furtherance of the Company's compensation objectives and to reward exceptional organization and individual performance, the Company's compensation program includes a base salary component, performance goals component (both financial and non-financial), stock incentive component, and retirement, health and welfare benefit component, each of which is reviewed by the Compensation Committee collectively in establishing the various forms and levels of the compensation program. The Company does not have an exact formula for allocating between cash and non-cash compensation.

  (i)    Base Salary

        We establish base salaries for our executives based on the scope of their responsibilities, and take into account competitive market compensation paid by comparable uranium industry companies. For 2007, such peers included Denison Mines, Laramide Resources, Strathmore Minerals, Uranium One, Uranium Energy, Energy Metals, Cameco, and Palladin. Base salaries are adjusted annually, and from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

  (ii)   Performance Goals

        Financial.    The Compensation Committee believes that a significant portion of each` senior executive's compensation should be tied to the Company's performance measured against profitability and stockholder value creation. By doing so, named executive officers have the incentive of increasing Company profitability and stockholder return. The Company measures financial performance awards against certain (i) production targets, (ii) production cost targets, and (iii) budget targets. During periods when performance meets or exceeds these established financial objectives, named executive officers should be paid at or more than expected levels. When the Company's performance does not meet key financial objectives, named executive officers should be paid less than expected levels. Performance goals have changed from time to time and will continue to change as the conditions of the Company and the uranium market evolve.

        Non-Financial.    The Compensation Committee also believes that a significant portion of a senior executive's compensation should be tied to the Company's performance as a whole measured against the Company's performance in relation to its

(a)
performance goals:

        (i)    continued viability of the company as a going concern through the low price cycle for uranium concentrate and as conditions permit develop a strong balance sheet;

        (ii)   maximizing shareholder value;

        (iii)  develop and implement strategy for market competitiveness in acquiring additional properties for uranium resources for future development and operation;

        (iv)  continued retention of existing uranium properties and resources for development and operation at a time when an economic cycle for uranium selling prices returns; and

        (v)   continued retention of a valuable cadre of personnel for future development and operation of uranium properties in the United States, and

(b)
core values:

        (i)    safety,

        (ii)   community involvement,

        (iii)  environmental friendliness,

        (iv)  development of future leaders, and

        (vi)  adherence with a strict code of ethics.

During periods when performance meets or exceeds these established non-financial objectives, named executive officers should be paid at or more than expected levels. When the Company's performance does not meet or exceed these established non-financial objectives, named executive officers should be paid less than expected levels. Performance goals have changed from time to time and will continue to change as the conditions of the company and the uranium market evolve.

  (iii)  Stock Incentive Compensation

The 1995 and 2004 Stock Incentive Plans

        The Company has two stock Incentive Plans for Employees, each of which was approved by the Company's stockholders. Under the 1995 Stock Incentive Plan (the "1995 Plan") 2,600,521 shares may be purchased upon the exercise of outstanding options with exercise prices ranging from $0.76 to $28.50 per share. No new options may be granted under the 1995 Plan. Under the Company's 2004 Stock Incentive Plan (the "2004 Plan") a total of 1,750,000 shares may be purchased upon exercise of options granted under the 2004 Plan. At December 31, 2006 there were outstanding under the 2004 Plan options for the purchase of 1,722,688 shares of Common Stock at exercise prices ranging from $2.97 to $5.19 per share. At December 31, 2007, 30,500 shares were available for future grants under the 2004 Plan. Employee stock options generally vest ratably over a 3 or 4 year time frame and have a contractual term of 10 years.

        An important objective of the stock incentive program is to strengthen the relationship between the long-term value of our stock price and the potential financial gain for employees. Stock options provide employees with the opportunity to purchase our Common Stock at a price fixed on the grant date regardless of future market price. A stock option becomes valuable only if our Common Stock price increases above the option exercise price (at which point the option will be deemed "in-the-money") and the holder of the option remains employed during the period required for the option to "vest" thus, providing an incentive for an option holder to remain employed by the Company. In addition, stock options link a portion of an employee's compensation to stockholders' interests by providing an incentive to increase the market price of our stock.

        The exercise prices of all stock options granted to the named executive officers as of December 31, 2007 are shown in the Grant of Plan-Based Awards Table on page 19. Additional information on these grants, including the number of shares subject to each grant, also is shown in the Grants of Plan-Based Awards Table.

        Awards from our stock incentive compensation plans are granted periodically. The exercise price for each stock option is the market value on the date of grant. The Compensation Committee may approve stock option awards to a new employee at the time he or she is hired if the Compensation Committee determines that he or she can substantially contribute to meeting the performance goals of the company. It has been the Company's practice not to make any stock option awards to employees during a period when there is material non public information.

        Upon a Change of Control (as defined in the Plans) of the Company, all stock options granted under the 2004 Plan will become exercisable in full. Also, in the event the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another Company, as a result of a stock split, stock dividend, combination or exchange of shares, merger or otherwise, each share subject to an unexercised option will be substituted for the number and kind of shares into which each share of outstanding Common Stock is to be changed or for which each such share is to be exchanged and the option price will be increased or decreased proportionately.

        Option holders generally forfeit any unvested options if their employment with the Company terminates, except that upon, death or disability while employed with the Company then outstanding stock options may be exercised within the one year period ending on the anniversary of such death or permanent and total disability to the same extent that the option was exercisable on the date of death or disability.

        In 2007 the Compensation Committee retained GK Partners, a compensation consulting firm, to advise it on establishing appropriate criteria for considering stock incentive compensation grants to executive officers.

The 2007 Restricted Stock Plan

        The 2007 Restricted Stock Plan (the "2007 Plan"), which was approved by the shareholders at the Company's 2007 annual meeting held on July 12, 2007, provides eligible employees of the Company and its subsidiary corporations with the opportunity to increase their ownership interest in the Company through the receipt of restricted shares of Common Stock, par value $.001 per share, of the Company granted and issued by the Company, from time to time subject to the terms and conditions of the 2007 Plan ("Restricted Stock"). Any such grants of Restricted Stock made to eligible employees are subject to the provisions and limitations of Sections 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). No restricted stock plan grants were awarded in 2007. The 2007 Plan is administered by the Compensation Committee.

        The purpose of the 2007 Plan is to retain and motivate the managers and key employees of the Company, and of any subsidiary corporation of the Company, by enabling such managers and key employees to acquire new or additional stock ownership in the Company, thereby increasing their proprietary interest in the Company's business and enhancing their mutual and personal interest in the Company's success. For purposes of the 2007 Plan, a "subsidiary corporation" consists of any corporation at least fifty percent (50%) of whose voting power (taking into account all classes of stock) is directly or indirectly owned by the Company.

        Grants may be made from time to time to those managers and key employees of the Company or any subsidiary corporation, who are designated by the Compensation Committee in its sole and exclusive discretion (individually, a "Grantee"; collectively, the "Grantees"). Grantees may include, but shall not necessarily be limited to officers of the Company and officers of subsidiary corporations. The Compensation Committee may make more than one Restricted Stock grant to the same Grantee, and the provisions of Restricted Stock grants need not be the same with respect to each Grantee. No shares of Restricted Stock shall be granted to any manager or key employee during any period of time when such manager or key employee is on an unpaid leave of absence.

        Subject to certain limitations, no more than one million, five hundred thousand (1,500,000) shares of Common Stock can be issued under the 2007 Plan. The number of shares of Restricted Stock which may be granted to any manager or key employee in any calendar year may not exceed five hundred thousand (500,000) shares.

        Shares of Restricted Stock may be issued under the 2007 Plan in accordance with the terms and conditions of the 2007 Plan. The 2007 Plan is intended to enable the Company to make Restricted Stock grants exclusively, and no other form of compensation or stock award is authorized under the 2007 Plan. The Compensation Committee may determine the duration of the period during which a participant is restricted from selling, transferring, pledging or assigning the shares that are the subject of any Restricted Stock grant. This restricted period may also be referred to as the vesting period for any such grants.

        Unless otherwise specified by the Compensation Committee, the term of the restricted period for any Restricted Stock grant under the 2007 Plan shall not be less than five years from the date of grant.

However, the Compensation Committee may provide for vesting in intermediate steps or installments (provided, however, that no step or installment shall vest before one year from the date of grant). The Compensation Committee may, in its sole discretion, condition the early lapse of restrictions (i.e., early vesting) of Restricted Stock grants upon the attainment of specified performance goals as determined at the time of grant, including (but not limited to) financial performance goals such as stock price targets, cumulative earnings per share or return on equity. The Compensation Committee may also condition the vesting of Restricted Stock grants on such other factors as it may, in its sole discretion, determine.

        Employee participants who receive Restricted Stock grants will have all of the rights of a stockholder, including the right to vote the shares of Restricted Stock that are the subject of the grant and the right to receive any regular cash dividends paid out of current earnings. The Compensation Committee may permit or require the payment of cash dividends to be reinvested in additional Restricted Stock to the extent shares are available under the 2007 Plan. Stock dividends, splits and distributions issued with respect to Restricted Stock will be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued. Any other dividends or property distributed with regard to Restricted Stock, other than regular dividends payable and paid out of current earnings, will be subject to the same restrictions as the Restricted Stock.

  (iv)  Retirement, Health and Welfare Benefits

        The Company offers a variety of health and welfare and retirement programs to all eligible employees. The named executive officers generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The Company's health and welfare programs include medical, dental and vision. In addition to the foregoing, the named executive officers are eligible to participate in the following programs:

        Supplemental Health Care Plan.    The Company has adopted a health care plan (the "Supplemental Plan") for the Company's named executive officers and certain of its other employees, which supplements the standard health care plan available to all eligible employees (the "Standard Plan"). The Supplemental Plan pays directly to the participant 80% of all out-of-pocket medical and dental expenses not covered under the Standard Plan, including deductibles and co-insurance amounts. Additionally, the Supplemental Plan provides to each participant $100,000 of accidental death and dismemberment insurance protection and a worldwide medical assistance benefit. Each participant in the Supplemental Plan will receive a maximum annual benefit of $100,000. The Company pays an annual premium under the Supplemental Plan equal to $250 per participant plus 10% of claims paid. In addition to other officers and employees, the named executive officers covered by the Supplemental Plan are Paul K. Willmott, Richard A. Van Horn, Mark S. Pelizza, Thomas H. Ehrlich, David N. Clark, Craig S. Bartels and William M. McKnight, Jr..

        401(k) Profit Sharing Plan.    The Company maintains a defined contribution profit sharing plan for employees (the "401(k)") that is administered by a committee of trustees appointed by the Company. All Company employees are eligible to participate upon the completion of six months of employment, subject to minimum age requirements. Each year the Company makes a contribution to the 401(k) without regard to current or accumulated net profits of the Company. These contributions are allocated to participants in amounts equal to 25% (or a higher percentage, determined at the Company's discretion) of the participants' contributions, up to 4% of each participant's gross pay. For the plan year ended July 31, 2006, the Company contributed amounts equal to 100% of the participant's contributions, up to 4% of gross pay. Participants become 20% vested in their Company contribution account for each year of service until full vesting occurs upon the completion of five years of service. Distributions are made upon retirement, death or disability in a lump sum or in installments.

        Deferred Compensation Plans.    The Company has four separate deferred compensation plans covering the years 1999 through 2004. Under these plans executive officers and directors of the Company and its subsidiaries were permitted to defer up to 100% of their 1999, 2000, 2001, 2002, 2003 and 2004 salary with payment thereof to be made on January 11, 2011. On or before that date, the participant may elect to receive the deferred amount in shares of the Company's Common Stock valued at a weighted average of $0.71 per share under the 1999 deferred compensation plan and $0.80 per share under the 2000-2004 plans. As of December 31, 2007, a total of $789,228 has been deferred under such plans. In 2007, no elections were made to convert deferred compensation into shares of Common Stock under the 1999 plan or under the plans for the years 2000 through 2004.

  (v)   Competitive Compensation Program

        The Compensation Committee reviews the overall compensation of executives at peer companies to ensure that the compensation program is competitive. For 2007, such peers included Denison Mines, Laramide Resources, Strathmore Minerals, Uranium One, Uranium Energy, Energy Metals, Cameco, and Palladin. The Compensation Committee focused on such peers salary levels, performance bonuses, long term incentive compensation, and any other relevant executive compensation to provide a base of comparison. The Company believes that a competitive compensation program will enhance its ability to attract and retain senior executives. The Compensation Committee has recently retained GK Partners, an executive compensation consultant, to advise the Compensation Committee on developing appropriate financial metrics to be used in settling executive compensation. The Company does not have a long term contract in place with GK Partners.

  How the Company Chose Amounts and/or Formulas for Each Element

        The Compensation Committee reviews, on an annual basis, each compensation package for the named executive officers. The Company does not have an exact formula for allocating between cash and non-cash compensation. In each case, the Compensation Committee takes into account each named executive officers (i) current and prior compensation, (ii) scope of responsibilities, (iii) experience, (iv) comparable market salaries, and (v) the Company's achievement of performance goals (both financial and non-financial). The Compensation Committee also (i) has the opportunity to meet with the named executive officers at various times during the year, which allows the Compensation Committee to form its own assessment of each individual's performance, and (ii) reviews the report of the Chief Executive Officer presented to the Compensation Committee, evaluating each of the other named executive officers, including a review of their contributions and performance over the past year, strengths, weaknesses, development plans and succession potential.

        Upon review of each of the above named items, and after giving particular consideration to Mr. Van Horn's knowledge and experience in developing and operating uranium deposits, Mr. Ehrlich's knowledge of accounting rules and regulations governing the accounting for uranium operations, and Mr. Clark's knowledge and experience in (i) the uranium industry, (ii) marketing of uranium concentrate, and (iii) developing a strategic plan of operations for the company, the Compensation Committee approved the following increases to each named executive officer's base salary:

  •
  Mr. Clark's base salary was increased from $240,000 to $270,000;.

  •
  Mr. Van Horn's base salary was increased from $210,000 to $240,000 and

  •
  Mr. Ehrlich's base salary was increased from $165,000 to $190,000.

The above-referenced adjustments to base salary reflect the Compensation Committee's total compensation adjustments for officers of the Company.

        The Compensation Committee, as of the date hereof, has not determined whether performance based awards will be granted for 2007. The Compensation Committee intends to make such determination shortly.

        No stock option awards were made during 2007 to any of the executive officers. Executive officers of the Company had received long term incentive stock option grants in prior years which were not yet fully vested and the Compensation Committee determined that there was not an additional need to issue additional incentive compensation awards.

  Mr. Clark's Compensation

        On August 6, 2007, Mr. Willmott stepped down as Chief Executive Officer of the Company and remained as Executive Chairman of the Board of Directors. Mr. Willmott's annual base salary as Executive Chairman was set at $150,000 at that time. Mr. Clark was hired in October, 2006 at a base annual salary of $240,000 as President and Chief Operating Officer and assumed the duties of (i) supervising the day to day activities of the Company's operations and (ii) developing and implementing a strategy for the Company's participation in the renaissance of the nuclear power industry in the United States and worldwide. Mr. Clark's experience in developing strategic plans for the uranium industry was deemed to be extremely important to the Company as the uranium mining and nuclear power industry began to undergo dramatic changes throughout the world. It was therefore the judgment of the Compensation Committee that we should structure Mr. Clark's compensation package to both align his financial interest with that of the shareholders and incentivize him to remain with the Company for a longer period of time in a very competitive environment for experienced uranium industry executives. The Compensation Committee also reviewed the compensation packages of its peer group companies in reaching a determination as to the size and terms of Mr. Clark's compensation package. Based on the above factors and determinations, he was granted a stock option to purchase 800,000 shares, subject to vesting over time.

        Mr. Clark was named Chief Executive Officer of the Company on August 6, 2007 and his compensation was increased from $240,000 to $270,000 at that time.

Summary Compensation Table

        The following table sets forth certain information with respect to compensation for services in all capacities for the years ended December 31, 2007, 2006 and 2005 paid to our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers who were serving as such as of December 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(1) ($)	Total ($)
David N. Clark(2)(7)(8) President and Chief Executive Officer	2007 2006 2005	252,474 58,154 0	0 0 0	— — —	0 2,579,500 —	— — —	— — —	2,826 40,892 0	255,300 2,678,546 0
Paul K Willmott(2)(3)(8) Executive Chairman and Chief Executive Officer	2007 2006 2005	216,438 238,021 207,676	0 0 0	— — —	— — —	— — —	— — —	488,484 14,608 6,140	704,922 252,629 213,816
Richard A. Van Horn(4)(8) Senior Vice President—Operations and Chief Operating Officer	2007 2006 2005	229,942 191,173 139,792	0 0 0	— — —	— — —	— — —	— — —	240,741 248,982 2,452	470,683 440,155 142,244
Mark S. Pelizza(5)(8) Vice President—Health, Safety and Environmental Affairs	2007 2006 2005	210,671 174,787 109,908	0 0 0	— — —	— — —	— — —	— — —	471,488 241,115 9,143	682,159 415,902 119,051
Thomas H. Ehrlich(6)(8) Vice President and Chief Financial Officer	2007 2006 2005	169,240 148,672 109,908	0 0 0	— — —	— — —	— — —	— — —	464,193 7,077 2,162	633,433 155,749 112,070

(1)
Includes amounts paid for out-of-pocket medical and dental expenses under the Company's Supplemental Health Care Plan described below, contributions made by the Company under the Company's 401(k) Profit Sharing Plan described below, life insurance premiums paid by the Company on behalf of the named officer, the value realized from the exercise of stock options and directors' fees.

(2)
On August 6, 2007 Mr. Willmott became Executive Chairman of the Board of Directors and Mr. Clark became Chief Executive Officer.

(3)
All Other Compensation for 2007 includes $475,822 for income related to the exercise of stock options as described below.

(4)
All Other Compensation for 2007 and 2006 includes $225,600 and $238,690, respectively for income related to the exercise of stock options as described below and $2,971 and $856, respectively for gross ups to cover taxes related to annual lease value of company vehicle.

(5)
All Other Compensation for 2007 and 2006 includes $454,336 and $217,150, respectively, for income related to the exercise of stock options as described below.

(6)
All Other Compensation for 2007 includes $456,328 for income related to the exercise of stock options as described below.

(7)
All Other Compensation in 2006 includes $40,892 for directors' fees. The value of the Stock Option awards includes 800,000 options and 50,000 using a fair market value of $2.91 and $5.03 per share, respectively. The fair market value per share is calculated as described in Footnote 9 Stock Based Compensation Plan of the Notes to Consolidated Financial Statements.

(8)
See the Company's Form 10-K/A for the period ended December 31, 2007, Footnote 8—Shareholder's Equity of the Notes to Consolidated Financial Statements for discussion of stock option grants issued or issuable for deferred compensation and Footnote 9—Stock Based Compensation Plan of the Notes to Consolidated Financial Statements for discussion of valuation assumptions for stock option grants.

Grant of Plan Based Awards

        There were no stock options or restricted stock awards granted in 2007.

Employment Agreements

        We have standard agreements in place for our key employees that become effective in the event of a change in control. The Committee has made the determination that such agreements are necessary to retain key employees during the process leading to a possible change in control and insure that such employees can proceed to review the elements regarding the change in control in the best regard for shareholders without concern for continued salary payments if the change in control in fact does occur. The amount of the compensation payable to any particular employee is based on the compensation earned by such employee immediately prior to the change in control. Except for these agreements, we have not employment contracts with employees.

Outstanding Awards at Fiscal Year-End

        The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2007 for the named executive officers. The table also shows unvested and unearned stock awards (both time-based awards and performance-contingent) assuming a market value of $5.80 a share (the closing market price of the Company's stock on December 29, 2007).

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul K. Willmott	10,000 81,684 299,970 180,500	(1)	0 0 82,030 0	— — — —	11.75 0.80 1.16 1.16	2/23/2008 9/27/2010 6/2/2014 6/2/2014	— — — —	— — — —	— — — —	— — — —
Richard A. Van Horn	6,250 75,000 16,000 297,414	(1)	0 0 0 77,586	— — — —	11.75 0.80 0.76 1.16	2/23/2008 9/27/2010 2/28/2011 6/2/2014	— — — —	— — — —	— — — —	— — — —
Mark S. Pelizza	2,250 25,000 8,100 297,414	(1)	0 0 0 77,586	— — — —	11.75 0.80 0.76 1.16	2/23/2008 9/27/2010 2/28/2011 6/2/2014	— — — —	— — — —	— — — —	— — — —
Thomas H. Ehrlich	3,000 25,000 13,050 297,414	(1)	0 0 0 77,586	— — — —	11.75 0.80 0.76 1.16	2/23/2008 9/27/2010 2/28/2011 6/2/2014	— — — —	— — — —	— — — —	— — — —
David N. Clark	45,500 487,833 12,500	(2) (2) (3)	24,000 254,667 37,500	— — —	2.97 2.97 5.13	10/3/2016 10/3/2016 6/6/2016	— — —	— — —	— — —	— — —

(1)
Remaining unexercisable options vest at 06/02/2008.

(2)
Remaining unexercisable options vest at 10/03/2008.

(3)
Remaining unexercisable options vest ratably at 06/06/2008, 06/06/2009 and 06/06/2010.

  Option Exercises and Stock Vested

        The following table sets forth certain information regarding options and restricted stock awards exercised and vested, respectively, during 2007 for the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Paul K. Willmott	50,000	475,822
Richard A. Van Horn	25,000	225,600	—	—
Mark S. Pelizza	50,000	454,336	—	—
Thomas H. Ehrlich	100,000	873,078

  Potential Payments Upon Termination or Change in Control

        In June 1997, the Company entered into Compensation Agreements with each of Messrs. Willmott, Van Horn, Pelizza, Ehrlich and in February 2007, with Messrs. Clark and Bartels that provide that, in the event of a change in control, such officers will have certain rights and benefits for a period of thirty-six months for Mr. Willmott and twenty-four months for the other officers, following such change in control.

        For purposes of the Compensation Agreements, a "change in control" means (a) the consummation of any transaction pursuant to which any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the then outstanding securities of the Company; or (b) a change in the composition of a majority of the Board of Directors within twelve months after any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the then outstanding securities of the Company.

        Rights under the Compensation Agreement will be triggered in the event that, following a change in control, the executive's employment is terminated by (a) the Company without cause; or (ii) by the executive if (i) the executive is assigned substantial duties or responsibilities that are materially inconsistent with the executive's position, duties, responsibilities or status during the twelve-month period immediately prior to the Change in Control; (ii) the executive's base compensation is reduced or the executive experiences in any year a reduction in the ratio of the executive's incentive compensation payment to the executive's base compensation in such year which is greater than the average reduction in the ratio of incentive compensation payments to base compensation in such year experienced by all of the Company's other salaried officers; or (iii) the executive is transferred to a location (other than Albuquerque, New Mexico) which is an unreasonable distance from the executive's current principal work location.

        Assuming a change in control occurred on December 29, 2007, the total estimated compensation that would be paid in the aggregate under the Compensation Agreements to these six executive officers is $2.7 million. The Compensation Agreements provide that the base salary payments shall be made on a monthly basis for the duration of the term and incentive payments shall be paid annually until the obligation to make such payments expires.

  Director Compensation

        On June 2, 2004 the Company adopted the 2004 Amended and Restated Directors' Stock Option Plan (the "2004 Directors' Plan"). Under the 2004 Directors' Plan, each non-employee Director elected or appointed to the Board of Directors for the first time will be granted an option to purchase fifty thousand (50,000) shares of the Company's Common Stock and each Non-Employee Director will be granted an option to purchase fifty thousand (50,000) shares either (a) upon his or her re-election at an annual meeting of the Company's stockholders, or (b) in any calendar year in which an annual meeting of stockholders is not held, on June 1 of such year.

        Compensation for 2007 for the non-employee directors was earned at the rate of $4,000 per quarter plus $1,200 per meeting attended. The Chairman of the Audit Committee earns compensation at the rate of $1,250 per quarter and each non-employee director earns $600 for each meeting of the Audit Committee attended. The Chairman of the Strategic Planning Committee earns compensation at the rate of $1,250 per quarter and each non-employee director earns $600 for each meeting attended. Non-employee members of the Strategic Planning Committee are also compensated at a rate of $2,000 per day, and a pro rata portion thereof for less that a full eight hour day for non-meeting work performed by a Strategic Planning Committee member. Non-employee members of the Compensation and Nominating Committees earn $600 for each such meeting attended.

        The following table summarizes all compensation earned by the Company's directors in the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Leland O. Erdahl(1)(3)	130,888	—	556,000	—	—	—	686,888
George R. Ireland(1)(4)	38,650	—	556,000	—	—	—	594,650
Terence J. Cryan(1)(5)	133,650		1,670,000	—	—	—	1,803,650
Marvin K. Kaiser(1)	20,350		556,000				576,350

(1)
See the Company's Form 10-K/A for the period ended December 31, 2007, Footnote 8—Shareholder's Equity of the Notes to Consolidated Financial Statements for discussion of stock option grants issued or issuable for deferred compensation and Footnote 9—Stock Based Compensation Plan of the Notes to Consolidated Financial Statements for discussion of valuation assumptions for stock option grants.

(2)
Option Award represents the grant date fair value of equity awards granted during 2007.

(3)
Includes $81,238 earned by Mr. Erdahl in connection with his role as financial advisor to the Chief Executive Officer and $7,000 for services provided to the Strategic Planning Committee in 2007.

(4)
Includes $6,000 for services provided by Mr. Ireland to the Strategic Planning Committee in 2007.

(5)
Includes $110,500 for services provided by Mr. Cryan to the Strategic Planning Committee in 2007.

  Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

  Compensation Committee:
  Mr. Leland O. Erdahl
  Mr. George R. Ireland
  Mr. Terence J. Cryan
  Mr. Marvin K. Kaiser

PROPOSAL TO RATIFY THE SELECTION
OF HEIN & ASSOCIATES, LLP AS AUDITORS
(Proposal 2 on Proxy Card)

        The Board of Directors voted to engage Hein & Associates, LLP as independent accountants to audit the accounts and financial statements of the Company for the fiscal year ending December 31, 2008, and directed that such engagement be submitted to the stockholders of the Company for ratification. In recommending ratification by the stockholders of such engagement, the Board of Directors is acting upon the recommendation of the Audit Committee, which has satisfied itself as to the firm's professional competence and standing. Although ratification by stockholders of the engagement of Hein & Associates, LLP is not required by Delaware corporate law or the Company's Restated Certificate of Incorporation or Bylaws, management feels a decision of this nature should be made with the consideration of the Company's stockholders. If stockholder approval is not received, management will reconsider the engagement.

        It is expected that one or more representatives of Hein & Associates, LLP will be present at the Meeting and will be given the opportunity to make a statement if they so desire. It also is expected that the representatives will be available to respond to appropriate questions from the stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The Audit Committee approved the engagement of Hein & Associates, LLP as the Company's independent auditors for the year ended December 31, 2007.

Audit Fees.

        The Company was billed for audit fees and services by Hein & Associates, LLP the Company's principal independent accountants, during the years ended December 31, 2007 and 2006 of $157,906 and $229,253, respectively. Audit fees include fees for the audits of the Company's consolidated financial statements and fees in connection with internal controls testing and evaluation under Sarbanes-Oxley requirements.

Audit Related Fees.

        The Company was billed audit related fees of $77,612 in 2007 and $23,465 in 2006. Audit related fees include fees for the review of registration statements and issuance of consent letters in 2007.

Tax Fees.

        The Company was billed tax fees in 2007 and 2006 of $500 and $1,279, respectively.

All Other Fees.

        None.

Audit Committee Pre-Approval Policies and Procedures.

        The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor to assure that the provision of such services do no impair the auditor's independence.

BOARD OF DIRECTORS' RECOMMENDATIONS

        The Board of Directors unanimously recommends a vote (i) FOR the election as director of each of the nominees named in the proxy, and (ii) FOR the ratification of the appointment of Hein & Associates, LLP as independent auditors.

COST AND METHOD OF PROXY SOLICITATION

        The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. All expenses for soliciting Proxies, including the expense of preparing, printing and mailing the form of Proxy and the material used in the solicitation thereof, will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by personal interview, telephone and facsimile by directors and regular officers and employees of the Company. Such persons will receive no additional compensation for such services. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

ANNUAL REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS

        You are referred to the Company's annual report, including consolidated financial statements, for the year ended December 31, 2007, enclosed herewith for your information. The annual report is not incorporated in this Proxy Statement and is not to be considered part of the soliciting material. The annual report includes all the information contained in the Company's Form 10-K/A. A separate copy of the Company's Form 10-K/A will not be furnished.

DEADLINE FOR RECEIPT OF STOCKHOLDER
PROPOSALS FOR 2009 ANNUAL MEETING

        Any proposals that stockholders of the Company desire to have presented at the 2009 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 31, 2008.

MISCELLANEOUS

        The Board of Directors is not aware of any matter, other than the matters described above, to be presented for action at the Meeting. However, if any other business properly comes before the Meeting, the person or persons named in the enclosed form of proxy will vote the proxy in accordance with his or their best judgment on such matters.

LEWISVILLE, TEXAS

April 29, 2008

URANIUM RESOURCES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 4, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Uranium Resources, Inc. (the "Company") hereby constitutes and appoints Paul K. Willmott, David N. Clark, Thomas H. Ehrlich, George R. Ireland, Leland O. Erdahl, Terence J. Cryan and Marvin K. Kaiser, or any of them acting singly, each with the power of substitution as attorneys and proxies to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Grand Hyatt, Park Avenue at Grand Central, New York City, New York 10017 on June 4, 2008, at 9:00 a.m., local time, and at any and all adjournments thereof, with the same force and effect as if the undersigned were personally present, and the undersigned hereby instructs the above-named Attorneys and Proxies to vote as follows:

        1.     ELECTION OF DIRECTORS. The following six persons have been nominated to serve on the Company's Board of Directors: Paul K. Willmott, David N. Clark, George R. Ireland, Leland O. Erdahl, Terence J. Cryan and Marvin K. Kaiser.

☐ FOR all nominees listed above	☐ WITHHOLD AUTHORITY to vote for all nominees listed above
(INSTRUCTION: To withhold authority to vote for any one or more individual nominees, write the name of each such nominee in the space provided below.)
Withhold authority to vote for any individual nominee

        2.     RATIFICATION OF HEIN & ASSOCIATES, LLP. Proposal to ratify the selection of Hein & Associates, LLP, independent accountants, as the independent auditors of the Company for the fiscal year ending December 31, 2008:

☐ FOR	☐ AGAINST	☐ ABSTAIN

        3.     OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment of adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSAL 2.

DATED:	, 2008

(Signature)
(Signature)

NOTE: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give your full title as such. For a corporation or a partnership, please sign in the full corporate name by the President or other authorized officer or the full partnership name by an authorized person, as the case may be. (Please mark, sign, date, and return this proxy in the enclosed envelope.)

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD June 4, 2008
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD June 4, 2008
ACTION TO BE TAKEN AT THE MEETING
OUTSTANDING VOTING SECURITIES REQUISITE VOTE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
PROPOSAL TO RATIFY THE SELECTION OF HEIN & ASSOCIATES, LLP AS AUDITORS (Proposal 2 on Proxy Card)
PRINCIPAL ACCOUNTANT FEES AND SERVICES
BOARD OF DIRECTORS' RECOMMENDATIONS
COST AND METHOD OF PROXY SOLICITATION
ANNUAL REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
MISCELLANEOUS
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS To be Held on June 4, 2008